Exhibit 10.2

IN ACCORDANCE WITH THE TERMS OF A SUBORDINATION AGREEMENT, DATED AS OF MAY 11, 2022 (THE “SUBORDINATION AGREEMENT”), BY AND AMONG THE COMPANY (AS DEFINED HEREIN), THE LENDER (AS DFEINED HEREIN), CERTAIN OTHER PARTIES TO THE SUBORDINATION AGREEMENT, AND SILICON VALLEY BANK (THE “SENIOR LENDER”), THE LENDER HAS SUBORDINATED THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED UNSECURED PROMISSORY NOTE (AND ALL PAYMENT AND ENFORCEMENT PROVISIONS HEREIN)(THE “NOTE”) AND ANY SECURITY INTEREST OR LIEN THAT THE LENDER MAY HAVE IN ANY PROPERTY OF THE COMPANY TO THE INDEBTEDNESS OWED BY THE COMPANY TO SENIOR LENDER AND THE SECURITY INTEREST OF SENIOR LENDER IN THE ASSETS OF THE COMPANY, NOTWITHSTANDING THE RESPECTIVE DATES OF ATTACHMENT OR PERFECTION OF THE SECURITY INTEREST OF THE LENDER AND SENIOR LENDER. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

SUBORDINATED UNSECURED PROMISSORY NOTE

US$_____________	________, 2022
Vista, California

Pursuant to the terms of the Credit Facility Agreement (“Credit Facility”), by and between Flux Power Holdings, Inc., a Nevada corporation (the “Company”),________________ (the “Lender”), and certain other lenders under the Credit Facility, dated as May 11, 2022, the Company HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of the Lender, the aggregate unpaid principal amount of all advances (the “Advances”) made by the Lender to the Company under the terms of this Note, up to a maximum principal amount of _______________________ Dollars ($_______________) (“Commitment Amount”). The Company shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of this Note. Subject to the subordination provisions, the entire principal amount and all and unpaid accrued interest shall be due and payable on December 31, 2022 (the “Due Date”), unless such Due Date is extended (i) at the sole election of the Company for one (1) additional one (1) year period from the Due Date upon the payment of a commitment fee equal to two percent (2%) of the Commitment Amount to the Lender within thirty (30) days prior to the original Due Date, or (ii) by the Lender in writing. All payments under this Note shall be made only in lawful money of the United States of America, at such place as the Lender hereof may designate in writing from time to time. Payment shall be credited first to the accrued interest then due and payable and the remainder to principal.

1. Advances. Subject to the terms and conditions of this Note, the Lender shall provide Advances in increments of up to One Hundred Thousand Dollars ($100,000), hereunder so long as the total of all unpaid Advances at the time of such request does not exceed the Commitment Amount, to the Company at such times as the Company may from time to time request from the date of this Note until the Due Date. If, at any time or for any reason, the amount of Advances pursuant to this Note owed by the Company to the Lender exceeds the Commitment Amount, the Company shall, to the extent permissible under the Subordination Agreement (as defined below), immediately pay to the Lender, in cash, the amount of such excess. The Lender is hereby authorized to record the date and amount of each Advance on the grid attached hereto as Attachment A and incorporated herein and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.

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2. Interest. Interest shall accrue on each Advance from and after the date of disbursement of such advance at an annual rate of fifteen percent (15%) (the “Interest Rate”). The accrued but unpaid interest on the Advances shall be payable on the Due Date in cash or shares of common stock of the Company (“Common Stock”), at the sole election of the Company, at the conversion price of $2.53 per share (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the shares of common stock of the Company); provided, however, in no event shall the Company be entitled to convert any portion of the accrued but unpaid interest under this Note in excess of (i) the number of shares of Common Stock beneficially owned by the Lender and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion of exercise analogous to the limitations contained herein) and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Lender and its affiliates of more than [4.99%/9.99%] of the outstanding shares of Common Stock of the Company. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. The restriction described in this Section 2 may be waived, in whole or in part, upon sixty-one (61) days’ prior notice from the Lender to the Company to increase such percentage.

3. Subordination. The Lender acknowledges that the indebtedness evidenced by this Note is subject to that certain Subordination Agreement, dated May 11, 2022 (“Subordination Agreement”) by and among the lenders under the Credit Facility and Silicon Valley Bank, a California corporation.

4. Prepayment. Subject to the subordination provisions, Advances may be prepaid, in whole or in part, at any time prior to the Maturity Date without penalty.

5. Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) The non-payment of any principal and/or interest due and owing to the Lender under this Note, or other promissory notes as provided in the Credit Facility, and such failure to make payment shall continue for a period of five (5) days or longer from the due date; or

(b) Violation by the Company of any covenant or obligation contained in the Credit Facility or this Note, or breach of any representation or warranty contained in the Credit Facility or herein; or

(c) The Company (i) admits in writing its inability to pay its debts as they become due, (ii) files a petition under any chapter of the Federal Bankruptcy Code or similar law, state or federal, not or hereafter existing, (iii) makes an assignment for the benefit of its creditors, or (iv) is adjudged as bankrupt or insolvent.

Upon occurrence of an Event of Default, the Lender shall notify the Company in writing. If the Event of Default is not cured within ten (10) days after the giving of such notice of default, the Company shall be deemed to be in default under this Note (a “Default”).

6. Default and Acceleration. Upon the occurrence of a Default as set forth in Section 5, at the option of the Lender hereof (i) the entire outstanding principal balance, all accrued but unpaid interest and/or Late Charges (as defined below) at once shall become due and payable upon written notice to the Company, and (ii) the Lender may pursue all other rights and remedies available under this Note or by law.

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7. Late Charge. If the Company shall fail to make any payment due under this Note, within five (5) days after the date the same is due and payable, the Lender, at its option, may require the payment of a late charge (“Late Charge”) in the amount of two percent (2%) of the delinquent sum.

8. Remedies Cumulative. The rights or remedies of the Lender as provided in this Note shall be cumulative and concurrent and may be pursued at the sole discretion of the Lender singularly, successively or together against the Company. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

9. Forbearance. Any forbearance of the Lender in exercising any right or remedy hereunder or under the Credit Facility, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a Default for failure to make prompt payment. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

10. Application of Payments. All payments made on this Note shall be applied first to any collection costs the Lender may have incurred by procuring the Company’s performance hereunder, then to payment of the Late Charges, then to payment of accrued but unpaid, interest and the remainder of all such payments shall be applied to the reduction of the outstanding principal balance on this Note.

11. Costs and Expenses. The Company shall reimburse the Lender for all actual attorneys’ fees, costs and expenses arising from and after the date hereof, incurred by the Lender in connection with the enforcement of the Lender’s rights under this Note and each of the documents referred to therein, including, without limitation, actual attorneys’ fees, costs and expenses for trial, appellate proceedings, out of court negotiations, workouts and settlements, or for enforcement of rights under any state or federal statute, including, without limitation, actual attorneys’ fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as, but not limited to, in connection with seeking relief from stay in a bankruptcy proceeding. The term “expenses,” as used herein, means any expenses incurred by the Lender in connection with any of the out of court, state, federal or bankruptcy proceedings referenced above, including but not limited to, the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by the Lender in connection therewith. The Lender shall also be entitled to its attorneys’ fees, costs and expenses incurred in any post judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Note into any judgment on this Note.

12. Usury. In the event the interest provisions hereof, any exactions provided for herein or in the Credit Facility, shall result in an effective rate of interest which exceeds the limit of the usury or any other applicable law, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon the outstanding principal balance of this Note immediately upon receipt of such moneys by the Lender, and any such amount in excess of such outstanding principal balance shall be returned to the Company.

13. Severance. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. However, if any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

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14. No Amendment or Waiver Except in Writing. This Note may be amended or modified only by a writing duly executed by the Company and the Lender, which expressly refers to this Note and the intent of the parties so to amend this Note. No provision of this Note will be deemed waived by the Lender, unless waived in writing executed by the Lender, which expressly refers to this Note, and no such waiver shall be implied from any act or conduct of the Lender or any omission by the Lender to take action with respect to any provision of this Note. No such express written waiver shall affect any other provision of this Note or cover any default or time period or event, other than the matter as to which an express written waiver has been given. The Company may not assign or delegate this Note without the prior written consent of the Lender.

15. Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of California without reference to principles of conflict of law and, in the event of any litigation or other dispute in connection with this Note or any of the exhibits attached hereto, the venue and jurisdiction of which shall be in Los Angeles County, California.

16. No Benefit. Nothing expressed in or to be implied from this Note is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note, or under or by virtue of any provision herein.

17. Agreement in Counterparts; Facsimile Signatures. This Note may be executed in several counterparts and all so executed shall constitute one Note, binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. A signature transmitted by facsimile or other electronic means shall have the same effect as an original signature.

18. Notices. Notices under this Note shall be in writing and shall be valid and sufficient if transmitted as provided in the Credit Facility.

19. Miscellaneous.

(a) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

(b) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

(c) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

(d) Any captions and headings are for convenience of reference only and shall not affect the construction of this Note.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned duly authorized officer of the Company has executed this Note as of the date first set forth above.

Company

Flux Power Holdings, Inc.,
a Nevada corporation

By:
Name:	Ron Dutt
Title:	Chief Executive Officer

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ATTACHMENT A

SCHEDULE OF ADVANCES

Date of Advance	Amount Advanced	Amount Repaid	Amount Available